Exhibit 99.1

FOR IMMEDIATE RELEASE

Turning Point Brands Announces Preliminary Second Quarter 2019 Results

LOUISVILLE, KY. (July 24, 2019) - Turning Point Brands, Inc. (NYSE: TPB), a leading provider of Other Tobacco Products (“OTP”) and adult consumer alternatives, today announced preliminary financial results for the second quarter ended June 30, 2019. The company plans to release its full second-quarter 2019 financial results, as previously scheduled, on Wednesday, July 31, 2019.

The financial results discussed below as of and for the three months ended June 30, 2019 are preliminary, based upon our estimates and subject to completion of financial closing procedures.

Results at a Glance

Second Quarter 2019
(Comparisons vs. same period year-ago)

✓	Net sales increased 15.1% to $93.3 million;
✓	Gross profit increased 15.1% to a record $41.2 million;
✓	Net income increased $3.9 million to $13.2 million;
✓	Adjusted EBITDA increased 6.0% to $18.3 million
✓	Diluted EPS of $0.66 and Adjusted Diluted EPS of $0.53 as compared to $0.47 and $0.51 in the year-ago period, respectively; and
✓	Nu-X Sales were $4.3 million in the quarter, up from $0.8 million in the first quarter

Our operating income increased 34.7% to $19.9 million; selling, general and administrative expenses remained flat at $21.2 million for the quarter and includes the previously announced $5.5 million gain related to the termination of a distribution agreement; and investment income also remained flat at a gain of $0.1 million for the quarter.

For the three months ended June 30, 2019, net sales in our Smokeless segment increased to approximately $26.2 million from $24.4 million for the three months ended June 30, 2018.  The increase in Smokeless net sales is due to continued growth in Stoker’s moist snuff, partially offset by declines in chewing tobacco.  For the same period, net sales in our Smoking segment decreased to approximately $25.4 million from $29.3 million for the three months ended June 30, 2018.  Net sales decreases in Smoking products is principally attributable to inventory depletions in Canadian papers related to the packaging regulation changes and to the continued erosion of the low-margin cigars business.  Net sales in our NewGen segment increased to approximately $41.8 million compared to $27.4 million for the same period in the prior year.  NewGen net sales gains are a primarily a result of Nu-X related sales, continued organic growth at VaporBeast and the inclusion of IVG sales.

As of June 30, 2019, we had approximately $2.1 million in cash on our balance sheet, and $204.5 million in long-term indebtedness, consisting of $15.0 million outstanding under our revolving credit facility, $150.0 million under our first lien credit facility, $35.5 million under our second lien credit facility and a note payable of $4.0 million.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

A reconciliation of our preliminary calculations of EBITDA, Adjusted EBITDA and Adjusted Free Cash Flow to net income, the most directly comparable GAAP financial measure, for the quarters ended June 30, 2019 and June 30, 2018 is provided below:

	Three months ended June 30,
	2019	2018
	(unaudited)
	dollars in millions
Net income attributable to Turning Point Brands, Inc.	$13.2	$9.3
Add:
Interest expense, net	3.7	3.5
Income tax expense	3.0	1.9
Depreciation expense	0.6	0.6
Amortization expense	0.4	0.2
Loss on extinguishment of debt	0.2	—
EBITDA (1)	$21.1	$15.4
Components of Adjusted EBITDA
Other*	(0.1)	0.2
Stock options, restricted stock, and incentives expense	1.2	0.5
Transaction expenses and strategic initiatives	0.2	1.0
New product launch costs	1.3	—
Severance charges and organizational development	0.2	—
Vendor settlement	(5.5)	—
Adjusted EBITDA (1)	$18.3	$17.2
Less: Capital Expenditures	$(1.2)	$(0.6)
Adjusted Free Cash Flow (1)	$17.1	$16.6

Columns in the tables above may not add up to total due to rounding.

*	Other includes LIFO adjustment, non-cash pension/postretirement expense (income) and foreign exchange hedging.

(1)
To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures including EBITDA, Adjusted EBITDA and Adjusted diluted EPS (included in full in the Adjusted diluted EPS chart below). We define ‘‘EBITDA’’ as net income before interest expense, interest income, loss on extinguishment of debt, income taxes, depreciation, and amortization. We define ‘‘Adjusted EBITDA’’ as net income before interest expense, interest income, loss on extinguishment of debt, income taxes, depreciation, amortization, other non-cash items, and other items that we do not consider ordinary course in our evaluation of ongoing, operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We present EBITDA, Adjusted EBITDA and Adjusted diluted EPS because they are key metrics used by management and our board of directors to assess our financial performance and are also used by management to assess performance for the purposes of our executive compensation programs. EBITDA, Adjusted EBITDA and Adjusted diluted EPS are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that EBITDA, Adjusted EBITDA and Adjusted EPS are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance. EBITDA, Adjusted EBITDA and Adjusted diluted EPS have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

(i)	They do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;
(ii)	They do not reflect changes in, or cash requirements for, our working capital needs;
(iii)	They do not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt; and
(iv)
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Adjusted Free Cash Flow is defined as Adjusted EBITDA reduced by capital expenditures. Adjusted Free Cash Flow is an additional performance measure used as an indicator of our ability to service and repay debt, and make investments and return capital to investors through dividends.

Reconciliation of GAAP diluted EPS to Adjusted diluted EPS

	Three Months Ended June 30,
	2019	2018
GAAP EPS	$0.66	$0.47
Loss on extinguishment of debt	0.00	-
LIFO Adjustment (a)	(0.00)	-
Stock options, restricted stock, and incentives expense (b)	0.05	0.02
Transactional expenses and strategic initiatives (c)	0.01	0.03
New product launch costs (d)	0.05	-
Severance charges and organizational development (e)	0.00	0.00
Vendor settlement (f)	(0.22)	-
Impact of quarterly tax items to effective tax rate	(0.02)	(0.01)
Adjusted diluted EPS	$0.53	$0.51

(a)	Represents expense related to an inventory valuation allowance for last-in, first-out (“LIFO”) reporting tax effected at the quarterly effective tax rate.
(b)	Represents non-cash stock options, restricted stock and incentives expense tax effected at the quarterly effective tax rate.
(c)	Represents the fees incurred for transaction expenses and strategic initiatives tax effected at the quarterly effective tax rate.
(d)	Represents product launch costs of our new product lines tax effected at the quarterly effective tax rate.
(e)	Represents costs associated with departmental restructuring, including severance tax effected at the quarterly effective tax rate.
(f)	Represents net gain associated with the settlement of a vendor contract tax effected at the quarterly effective tax rate.

The foregoing data has been prepared by and is the responsibility of our management, and RSM US LLP has not audited, reviewed, compiled or performed any procedures, and will not express an opinion or any other form of assurance with respect to these estimates.  The summary is not a comprehensive statement of our financial condition as of and for this period and our actual results and financial condition may differ materially from these estimates following the completion of our financial closing procedures, or as a result of other adjustments or developments that may arise before the results for this period are finalized.  In addition, even if our actual results and financial condition are consistent with these preliminary results, those results or developments may not be indicative of results or developments in subsequent periods.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including EBITDA, Adjusted EBITDA and Adjusted diluted EPS.  In accordance with SEC rules, we have provided above a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP.  EBITDA, Adjusted EBITDA, and Adjusted diluted EPS exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations.  In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

About Turning Point Brands, Inc.

Louisville, Kentucky-based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives.  TPB, through its focus brands, Stoker’s® in Smokeless products, Zig-Zag® in Smoking products and VaporBeast®, VaporFi® and Nu-X™ in NewGen products, generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure.  TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “plan” and “will” or, in each case, their negative, or other variations or comparable terminology.  These forward-looking statements include all matters that are not historical facts, including without limitation, the statements related to the anticipated second-quarter financial results.  By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future.  As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements.  Any forward-looking statement made by TPB in this press release speaks only as of the date hereof.  New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws.  Factors that could cause these differences include, but are not limited to:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	our products are subject to developing and unpredictable regulation;
•	our products contain nicotine which is considered to be a highly addictive substance;
•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	intense competition and our ability to compete effectively;
•	uncertainty and continued evolution of markets containing our NewGen products;
•	significant product liability litigation;
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	requirement to maintain compliance with master settlement agreement escrow account;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	fluctuations in our results;
•	exchange rate fluctuations;

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

•	adverse U.S. and global economic conditions;
•	sensitivity of end-customers to increased sales taxes and economic conditions;
•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	imposition of significant tariffs on imports into the U.S.;
•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

•
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock; and
•	our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.

Contact:

Robert Lavan, Senior Vice President, CFO
ir@tpbi.com  (502) 774-9238

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238